    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                    ICO, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                            76-0566682
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056
          (Address of principal executive offices, including zip code)

                             ----------------------

                    ICO POLYMERS SAVINGS AND INVESTMENT PLAN
             OILFIELD SERVICES DIVISION SAVINGS AND INVESTMENT PLAN
                            (Full title of the plans)

                                TIMOTHY J. GOLLIN
                             CHIEF EXECUTIVE OFFICER
                                    ICO, INC.
                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                 (713) 351-4100
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Kevin P. Lewis
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                         AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF SECURITIES               REGISTERED        OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
         TO BE REGISTERED                  (1)(2)(3)         PER SHARE(4)              PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(5)........   225,000 shares          $1.33               $299,250.00           $27.53
====================================================================================================================

(1) This Registration Statement is filed for up to 170,000 shares of Common Stock that may be purchased under the ICO Polymers Savings and Investment Plan and up to 55,000 shares of Common Stock that may be purchased under the Oilfield Services Division Savings and Investment Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ICO Polymers Savings and Investment Plan and the Oilfield Services Division Savings and Investment Plan (the "Plans").

(3) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional securities that become held under the Plans and related trusts in connection with any stock split, stock dividend or similar transaction.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the Nasdaq National Market System on November 1, 2002.

(5)  Includes the preferred stock purchase rights associated with the Common
     Stock.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement.

         (a) Our Annual Report on Form l0-K for the fiscal year ended September 30, 2001 filed with the SEC on December 20, 2001

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002, filed with the SEC on February 7, 2002, May 13, 2002 and August 14, 2002, respectively

         (c) Our Current Reports on Form 8-K filed with the SEC on October 9, 2001, November 15, 2001, January 25, 2002, February 4, 2002, April 11, 2002, July 3, 2002, August 14, 2002, September 9, 2002 and
              September 18, 2002

         (d) The description of our preferred share purchase rights contained in the Registration Statement on Form 8-A filed with the SEC on December 22, 1997

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute a part of this Registration Statement. Any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Amended and Restated Bylaws ("Bylaws") provide that we shall indemnify to the fullest extent permitted by the Texas Business Corporation Act
(i) our directors, (ii) our directors or officers serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (iii) our officers, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses incurred by them in connection with the defense of any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, where the person who was, is, or is threatened to be made defendant or respondent in a proceeding was named because the person is or was our director or our officer. The foregoing indemnification is conditioned upon a determination (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (ii) if such a quorum cannot by obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors who at the time of the vote are not named defendants or respondents in the proceeding, (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (i) or (ii), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding, that such person (1) conducted himself in good faith, (2) reasonably believed, in the case of conduct in his official capacity as our director or officer, that his conduct was in our best interest, and in all other cases, that his conduct was at least not opposed to our best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, we shall indemnify each director and officer against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A director or officer, found liable on the basis that personal benefit was improperly received by him, or found liable to us, may be indemnified but the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

         Our Bylaws also provide that reasonable expenses incurred by a director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding may be paid or reimbursed by us in advance of the final disposition of the proceeding after (i) we receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under our Bylaws and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by law and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under our Bylaws. Our Bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in accordance with Article 2.02-1 of the Texas Business Corporation Act.

         In addition, our Restated Articles of Incorporation provide that a director will not be liable to us or our shareholders for monetary damages for an act or omission in the director's capacity as a director to us, except in the case of (i) a breach of the director's duty of loyalty to us or our shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute or (v) an act related to an unlawful stick repurchase or payment of a dividend. The Restated Articles of Incorporation also excuse a director from liability to the fullest extent permitted by any provisions of the statutes of Texas enacted in the future that further limit the liability of a director.

         We have purchased a directors and officers liability and corporation reimbursement policy in the amount of $10,000,000 which, subject to certain exceptions, protects our officers and directors against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of ours with the SEC, the following exhibits are filed herewith:

         4.1 ICO Polymers Savings and Investment Plan (formerly ICO Petrochemicals Division Savings and Investment Plan) - consists of Putnam Basic Plan Document #07 and Plan Agreement #001

         4.2      First Amendment to ICO Polymers Savings and Investment Plan

         4.3      Second Amendment to ICO Polymers Savings and Investment Plan

         4.4      Third Amendment to ICO Polymers Savings and Investment Plan

         4.5 Oilfield Services Division Savings and Investment Plan - consists of Putnam Basic Plan Document #07 (See 4.1) and Plan Agreement #001

         4.6 First Amendment to Oilfield Services Division Savings and Investment Plan

         4.7 Second Amendment to Oilfield Services Division Savings and Investment Plan

         4.8 Third Amendment to Oilfield Services Division Savings and Investment Plan

         5.1 Not applicable. The Registrant hereby undertakes that it will submit the Plans to the Internal Revenue Service for a determination that the Plans are qualified in accordance with
                  Section 401(a) of the Internal Revenue Code. The Registrant further undertakes to submit any amendments to the Plans to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to obtain or maintain the qualification of the Plans.

         23.1     Consent of PriceWaterhouseCoopers LLP

         24.1 Powers of Attorney (included on the signature page to this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 4th day of November, 2002.

                                        ICO, INC.


                                        By: /s/ Jon C. Biro
                                           -------------------------------------
                                           Jon C. Biro
                                           Chief Financial Officer and Treasurer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Gollin and/or Christopher N. O'Sullivan, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 4th day of November, 2002.

                    SIGNATURE                                       TITLE
                    ---------                                       -----
             /s/ Timothy J. Gollin                     Chief Executive Officer and Director
------------------------------------------------       (Principal Executive Officer)
                 Timothy J. Gollin

                /s/ Jon C. Biro                        Chief Financial Officer and Treasurer
------------------------------------------------       (Principal Financial Officer)
                    Jon C. Biro

            /s/ Bradley T. Leuschner                   Chief Accounting Officer
------------------------------------------------       (Principal Accounting Officer)
                Bradley T. Leuschner

         /s/ Christopher N. O'Sullivan                 Chairman of the Board and President
------------------------------------------------
             Christopher N. O'Sullivan

            /s/ James D. Calaway                       Director
------------------------------------------------
                James D. Calaway

         /s/ David E. K. Frischkorn, Jr.               Director
--------------------------------------------------
             David E. K. Frischkorn, Jr.

              /s/ James E. Gibson                      Director
--------------------------------------------------
                  James E. Gibson

               /s/ A. John Knapp                       Director
--------------------------------------------------
                   A. John Knapp

               /s/ Walter L. Leib                      Director
--------------------------------------------------
                   Walter L. Leib

            /s/ Charles T. McCord, III                 Director
--------------------------------------------------
                Charles T. McCord, III

           /s/ William C. Willoughby                   Director
--------------------------------------------------
               William C. Willoughby

         Pursuant to the requirements of the Securities Act of 1933, ICO Technology, Inc., as the administrator of the ICO Polymers Savings and Investment Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 4th day of November, 2002.

                                        ICO POLYMERS SAVINGS AND INVESTMENT PLAN
                                        By: ICO Technology, Inc.,
                                            as administrator

                                            By: /s/ Timothy J. Gollin
                                               ---------------------------------
                                               Timothy J. Gollin
                                               President and Chief Executive
                                               Officer


         Pursuant to the requirements of the Securities Act of 1933, ICO Technology, Inc., as the administrator of the Oilfield Services Division Savings and Investment Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 4th day of November, 2002.

                                        OILFIELD SERVICES DIVISION SAVINGS AND
                                        INVESTMENT PLAN
                                        By: ICO Technology, Inc.,
                                            as administrator

                                            By: /s/ Timothy J. Gollin
                                               ---------------------------------
                                               Timothy J. Gollin
                                               President and Chief Executive
                                               Officer

                                INDEX TO EXHIBITS


         4.1 ICO Polymers Savings and Investment Plan (formerly ICO Petrochemicals Division Savings and Investment Plan)

         4.2      First Amendment to ICO Polymers Savings and Investment Plan

         4.3      Second Amendment to ICO Polymers Savings and Investment Plan

         4.4      Third Amendment to ICO Polymers Savings and Investment Plan

         4.5      Oilfield Services Division Savings and Investment Plan

         4.6 First Amendment to Oilfield Services Division Savings and Investment Plan

         4.7 Second Amendment to Oilfield Services Division Savings and Investment Plan

         4.8 Third Amendment to Oilfield Services Division Savings and Investment Plan

         5.1 Not applicable. The Registrant hereby undertakes that it will submit the Plans to the Internal Revenue Service for a determination that the Plans are qualified in accordance with
                  Section 401(a) of the Internal Revenue Code. The Registrant further undertakes to submit any amendments to the Plans to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to obtain or maintain the qualification of the Plans.

         23.1     Consent of PriceWaterhouseCoopers LLP

         24.1 Powers of Attorney (included on the signature page to this Registration Statement)